SLM Student Loan Trust 2003-1
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 09/01/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,831,014,050.29	$(27,759,342.34)	$1,803,254,707.95
	ii	Interest to be Capitalized	10,878,085.41		10,708,337.32

	iii	Total Pool	$1,841,892,135.70		$1,813,963,045.27

	iv	Specified Reserve Account Balance	4,604,730.34		4,534,907.61

	v	Total Adjusted Pool	$1,846,496,866.04		$1,818,497,952.88

B	i	Weighted Average Coupon (WAC)	7.376%		7.374%
	ii	Weighted Average Remaining Term	260.15		259.24
	iii	Number of Loans	90,918		89,189
	iv	Number of Borrowers	55,221		54,121
	v	Aggregate Outstanding Principal Balance - T-Bill	$339,825,310.87		$332,114,000.21
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,502,066,824.83		$1,481,849,045.06

						% of		% of
	Notes and Certificates			Spread	Balance 09/15/04	O/S Securities	Balance 12/15/04	O/S Securities
C	i	A-1 Notes	78442GFE1	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFF8	0.040%	213,566,866.04	11.566%	185,567,952.88	10.204%
	iii	A-3 Notes	78442GFG6	0.110%	211,000,000.00	11.427%	211,000,000.00	11.603%
	iv	A-4 Notes	78442GFH4	0.190%	197,000,000.00	10.669%	197,000,000.00	10.833%
	v	A-5A Notes	78442GFK7	—	332,650,000.00	18.015%	332,650,000.00	18.293%
	vi	A-5B Notes	78442GFL5	0.160%	430,000,000.00	23.287%	430,000,000.00	23.646%
	vii	A-5C Notes	78442GFM3	0.250%	400,000,000.00	21.663%	400,000,000.00	21.996%
	viii	B Notes	78442GFJ0	0.600%	62,280,000.00	3.373%	62,280,000.00	3.425%

	ix	Total Notes			$1,846,496,866.04	100.000%	$1,818,497,952.88	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i ii	Required Reserve Acct Deposit (%) Reserve Acct Initial Deposit ($)	$0.25 —%	$0.25 —%
	iii	Specified Reserve Acct Balance ($)	$4,604,730.34	$4,534,907.61
	iv	Reserve Account Floor Balance ($)	$3,083,057.00	$3,083,057.00
	v	Current Reserve Acct Balance ($)	$4,604,730.34	$4,534,907.61

	Other Accounts		9/15/2004		12/15/2004
E	i ii	Remarketing Fee Account Capitalized Interest Account	$ $	4,069,275.00 —	$ $	4,069,275.00 —
	iii	Principal Accumulation Account (A-5A)		$—		$—
	iv	Supplemental Interest Account (A-5A)		$—		$—

II. 2003-1 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$35,591,218.81
	ii	Principal Collections from Guarantor	5,104,745.67
	iii	Principal Reimbursements	42,117.72
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$40,738,082.20

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$63,337.56
	ii	Capitalized Interest	(13,042,077.42)

	iii	Total Non-Cash Principal Activity	$(12,978,739.86)

C	Total Student Loan Principal Activity		$27,759,342.34

D	Student Loan Interest Activity
	i	Regular Interest Collections	$18,479,994.01
	ii	Interest Claims Received from Guarantors	309,673.84
	iii	Collection Fees/Returned Items	2,163.14
	iv	Late Fee Reimbursements	237,084.07
	v	Interest Reimbursements	9,819.32
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	574.29
	viii	Subsidy Payments	1,788,968.61

	ix	Total Interest Collections	$20,828,277.28

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,322.55
	ii	Capitalized Interest	13,042,077.42

	iii	Total Non-Cash Interest Adjustments	$13,043,399.97

F	Total Student Loan Interest Activity		$33,871,677.25

G	Non-Reimbursable Losses During Collection Period		$64,181.61
H	Cumulative Non-Reimbursable Losses to Date		$341,156.85

III. 2003-1 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$26,695,875.76
	ii	Consolidation Principal Payments	14,000,088.72
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	(181.07)
	vi	Re-purchased Principal	42,298.79

	vii	Total Principal Collections	$40,738,082.20

B	Interest Collections
	i	Interest Payments Received	$20,436,039.81
	ii	Consolidation Interest Payments	143,170.94
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	9,317.96
	vi	Re-purchased Interest	501.36
	vii	Collection Fees/Return Items	2,163.14
	viii	Late Fees	237,084.07

	xi	Total Interest Collections	$20,828,277.28

C	Other Reimbursements		$175,363.62

D	Reserves In Excess of the Requirement		$69,822.73

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Interest Rate Swap Proceeds		$1,871,156.25

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income		$184,764.49

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$63,867,466.57

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,523,697.76)
		Consolidation Loan Rebate Fees	(4,712,911.18)

K	NET AVAILABLE FUNDS		$57,630,857.63

L	Servicing Fees Due for Current Period		$755,913.44

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$780,913.44

IV. 2003-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	7.334%	7.329%	59,843	58,020	65.821%	65.053%	$1,118,828,275.42	$1,089,613,661.16	61.104%	60.425%
31-60 Days Delinquent	7.578%	7.541%	2,491	2,865	2.740%	3.212%	$52,718,823.71	$57,425,195.39	2.879%	3.185%
61-90 Days Delinquent	7.680%	7.647%	1,500	1,463	1.650%	1.640%	$30,716,470.67	$30,530,097.62	1.678%	1.693%
91-120 Days Delinquent	7.647%	7.752%	756	707	0.832%	0.793%	$15,398,552.95	$14,636,882.93	0.841%	0.812%
> 120 Days Delinquent	7.757%	7.778%	1,418	1,482	1.560%	1.662%	$30,539,190.35	$32,214,012.77	1.668%	1.786%

Deferment
Current	7.337%	7.332%	9,399	9,330	10.338%	10.461%	$196,497,974.00	$194,186,423.43	10.732%	10.769%

Forbearance
Current	7.421%	7.421%	15,344	15,121	16.877%	16.954%	$382,519,847.48	$380,295,320.37	20.891%	21.089%

TOTAL REPAYMENT	7.375%	7.373%	90,751	88,988	99.816%	99.775%	$1,827,219,134.58	$1,798,901,593.67	99.793%	99.759%
Claims in Process (1)	7.790%	7.919%	167	201	0.184%	0.225%	$3,794,915.71	$4,353,114.28	0.207%	0.241%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	7.376%	7.374%	90,918	89,189	100.000%	100.000%	$1,831,014,050.29	$1,803,254,707.95	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period					$31,515,438.29

B	Interest Subsidy Payments Accrued During Collection Period					1,704,845.00

C	SAP Payments Accrued During Collection Period					896.28

D	Investment Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)					184,764.49

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)					0.00

F	Consolidation Loan Rebate Fees					(4,712,911.18)

G	Net Expected Interest Collections					$28,693,032.88

H	Interest Rate Cap Payments Due to the Trust
						Cap

	i	Cap Notional Amount				CAP TERMINATED

	ii	Libor (3M)				1.88000%
	iii	Cap %				5.00000%

	iv	Excess Over Cap ( ii-iii)				0.00000%

	v	Cap Payments Due to the Trust				$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc

		i	Notional Swap Amount	332,650,000	—	—

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	1.88000%	0.00000%	0.00000%

		iib	Spread	0.123%	0.000%	0.000%

		iic	Pay Rate	2.00300%	0.00000%	0.00000%

		iii	Gross Swap Payment Due Counterparty	$1,684,253.15	$0.00	$0.00
		iv	Days in Period 9/15/2004 12/15/2004	91	91	91

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.25000%	0.00000%	0.00000%
		vi	Gross Swap Receipt Due Trust	$1,871,156.25	$0.00	$0.00
		vii	Days in Period 9/15/2004 12/15/2004	90	90	90

VI. 2003-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.000000000	9/15/04—12/15/04	0.00000%	LIBOR
B	Class A-2 Interest Rate	0.004853333	9/15/04—12/15/04	1.92000%	LIBOR
C	Class A-3 Interest Rate	0.005030278	9/15/04—12/15/04	1.99000%	LIBOR
D	Class A-4 Interest Rate	0.005232500	9/15/04—12/15/04	2.07000%	LIBOR
E	Class A-5A Interest Rate	0.005625000	09/15/04—12/15/04	2.25000%	Fixed
F	Class A-5B Interest Rate	0.005156667	9/15/04—12/15/04	2.04000%	LIBOR
G	Class A-5C Interest Rate	0.005384167	9/15/04—12/15/04	2.13000%	LIBOR
H	Class B Interest Rate	0.006268889	9/15/04—12/15/04	2.48000%	LIBOR

VII. 2003-1 Inputs From Prior Quarter 8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,831,014,050.29
	ii	Interest To Be Capitalized	10,878,085.41

	iii	Total Pool	$1,841,892,135.70
	iv	Specified Reserve Account Balance	4,604,730.34

	v	Total Adjusted Pool	$1,846,496,866.04

B	Total Note and Certificate Factor		0.88947934952
C	Total Note Balance		$1,846,496,866.04

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B

	i	Current Factor	0.0000000000	0.9245318876	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$213,566,866.04	$211,000,000.00	$197,000,000.00	$332,650,000.00	$430,000,000.00	$400,000,000.00	$62,280,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,604,730.34
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-1 Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	Total

	Next Reset Date	6/15/2005	9/17/2007	9/15/2009

i	Reset Period Target Amount	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

ii	Remarketing Fee Account Balance (net of inv earnings)	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

iii	Quarterly Funding Amount	$—	$—	$—	$—

IX. 2003-1 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2007 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N
C	Cumulative Default Triggers
	Cumulative Prin Balance of Defaulted Loans	$43,762,393.55
	Initial Pool Balance	$2,055,371,512.04
	Cumulative Default Percentage	2.129%

i	Dec 2007 - Sept 2008 (cumulative default > 35%)	N
ii	Dec 2008 - Sept 2009 (cumulative default > 40%)	N
iii	Dec 2009 - Sept 2010 (cumulative default > 45%)	N
iv	Dec 2010 and thereafter (cumulative default > 50%)	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$57,630,857.63	$57,630,857.63

B	Primary Servicing Fees-Current Month		$755,913.44	$56,874,944.19

C	Administration Fee		$25,000.00	$56,849,944.19

D	Aggregate Quarterly Funding Amount		$0.00	$56,849,944.19

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$56,849,944.19
	ii	Class A-2	$1,036,511.19	$55,813,433.00
	iii	Class A-3	$1,061,388.61	$54,752,044.39
	iv	Class A-4	$1,030,802.50	$53,721,241.89
	v	Class A-5A	$1,871,156.25	$51,850,085.64
	vi	Class A-5B	$2,217,366.67	$49,632,718.97
	vii	Class A-5C	$2,153,666.67	$47,479,052.30
	viii	Interest Rate Swap Payment	$1,684,253.15	$45,794,799.15

		Total	$11,055,145.04

F	Class B Noteholders’ Interest Distribution Amount		$390,426.40	$45,404,372.75

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$45,404,372.75
	ii	Class A-2	$27,998,913.16	$17,405,459.59
	iii	Class A-3	$0.00	$17,405,459.59
	iv	Class A-4	$0.00	$17,405,459.59
	v	Class A-5A	$0.00	$17,405,459.59
	vi	Class A-5B	$0.00	$17,405,459.59
	vii	Class A-5C	$0.00	$17,405,459.59

		Total	$27,998,913.16

H	Increase to Supplemental Interest Account		$0.00	$17,405,459.59

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$17,405,459.59

J	Increase to the Specified Reserve Account		$0.00	$17,405,459.59

K	Carryover Servicing Fees		$0.00	$17,405,459.59

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$17,405,459.59

M	Excess to Excess Distribution Certificate Holder		$17,405,459.59	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-1 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,604,730.34
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$4,604,730.34
	iv	Required Reserve Account Balance	$4,534,907.61
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$69,822.73

	vii	End of Period Account Balance	$4,534,907.61

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$—
	ii	Capitalized Interest Release to the Collection Account	$—

	iii	End of Period Account Balance	$—

C	Remarketing Fee Account		A-5A	A-5B	A-5C	Total

	i	Next Reset Date	6/15/2005	9/17/2007	9/15/2009
	ii	Reset Period Target Amount	$—	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00
	v	Quarterly Funding Amount	$—	$—	$—	$—
	vi	Reset Period Target Amount Excess	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—	$—

D	Accumulation Accounts		A-5A

	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

E	Supplemental Interest Account		A-5A

		Determined	n/a
	i	Three Month Libor	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Number of Days Through Next Reset Date	182
	v	Supplemental Interest Account Beginning Balance	$—
	vi	Funds Released into Collection Account	$—
	vii	Supplemental Interest Account Deposit Amount	$—

XII. 2003-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B
	i	Quarterly Interest Due	$0.00	$1,036,511.19	$1,061,388.61	$1,030,802.50	$1,871,156.25	$2,217,366.67	$2,153,666.67	$390,426.40
	ii	Quarterly Interest Paid	0.00	1,036,511.19	1,061,388.61	1,030,802.50	1,871,156.25	2,217,366.67	2,153,666.67	390,426.40

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$27,998,913.16	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	27,998,913.16	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$29,035,424.35	$1,061,388.61	$1,030,802.50	$1,871,156.25	$2,217,366.67	$2,153,666.67	$390,426.40

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 9/15/2004	$1,846,496,866.04
	ii	Adjusted Pool Balance 11/30/2004	1,818,497,952.88

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$27,998,913.16

	iv	Adjusted Pool Balance 8/31/2004	$1,846,496,866.04
	v	Adjusted Pool Balance 11/30/2004	1,818,497,952.88

	vi	Current Principal Due (iv-v)	$27,998,913.16
	vii	Principal Shortfall from Prior Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$27,998,913.16

	ix	Principal Distribution Amount Paid	$27,998,913.16

	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$27,998,913.16
D		Total Interest Distribution	9,761,318.29

E		Total Cash Distributions	$37,760,231.45

G	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GFE1	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GFF8	$213,566,866.04	$185,567,952.88
		A-2 Note Pool Factor		0.9245318876	0.8033244713

	iii	A-3 Note Balance	78442GFG6	$211,000,000.00	$211,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GFH4	$197,000,000.00	$197,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5A Note Balance	78442GFK7	$332,650,000.00	332,650,000.00
		A-5A Note Pool Factor		1.0000000000	1.0000000000

	vi	A-5B Note Balance	78442GFL5	$430,000,000.00	$430,000,000.00
		A-5B Note Pool Factor		1.0000000000	1.0000000000

	vii	A-5C Note Balance	78442GFM3	$400,000,000.00	$400,000,000.00
		A-5C Note Pool Factor		1.0000000000	1.0000000000

	viii	B Note Balance	78442GFJ0	$62,280,000.00	$62,280,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XIII. 2003-1 Historical Pool Information

			09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	06/01/03-08/31/03	03/01/03-05/31/03
Beginning Student Loan Portfolio Balance			$1,831,014,050.29	$1,867,892,898.21	$1,896,520,631.76	$1,923,032,334.43	$1,949,030,218.26	$1,984,165,719.72	$2,012,590,208.65

	Student Loan Principal Activity
	i	Regular Principal Collections	$35,591,218.81	$44,412,959.81	$33,788,679.69	$35,068,190.59	$34,352,226.33	$43,622,326.52	$29,569,148.82
	ii	Principal Collections from Guarantor	5,104,745.67	5,074,078.98	5,942,182.44	4,959,253.24	4,893,684.94	4,489,439.72	2,325,326.04
	iii	Principal Reimbursements	42,117.72	69,852.48	1,209,030.19	57,908.28	72,373.85	63.89	10,083,723.49
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$40,738,082.20	$49,556,891.27	$40,939,892.32	$40,085,352.11	$39,318,285.12	$48,111,830.13	$41,978,198.35
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$63,337.56	$59,787.67	$52,128.34	$50,063.53	$395,149.20	$499,802.21	$585,089.69
	ii	Capitalized Interest	(13,042,077.42)	(12,737,831.02)	(12,364,287.11)	(13,623,712.97)	(13,715,550.49)	(13,476,130.88)	(14,138,799.11)

	iii	Total Non-Cash Principal Activity	$(12,978,739.86)	$(12,678,043.35)	$(12,312,158.77)	$(13,573,649.44)	$(13,320,401.29)	$(12,976,328.67)	$(13,553,709.42)

(-)	Total Student Loan Principal Activity		$27,759,342.34	$36,878,847.92	$28,627,733.55	$26,511,702.67	$25,997,883.83	$35,135,501.46	$28,424,488.93

	Student Loan Interest Activity
	i	Regular Interest Collections	$18,479,994.01	$19,400,870.13	$19,662,248.28	$19,803,489.87	$20,204,079.74	$20,765,238.01	$21,001,285.70
	ii	Interest Claims Received from Guarantors	309,673.84	296,128.52	337,086.68	288,399.84	250,824.55	237,203.23	86,060.01
	iii	Collection Fees/Returned Items	2,163.14	2,172.58	2,215.27	1,320.39	1,577.26	1,271.22	712.92
	iv	Late Fee Reimbursements	237,084.07	247,828.37	241,387.01	247,706.32	234,628.06	244,905.47	233,008.40
	v	Interest Reimbursements	9,819.32	1,247.90	14,388.57	5,111.32	7,442.16	101.40	90,549.00
	vi	Other System Adjustments	—	—	—	—	—	—	—
	vii	Special Allowance Payments	574.29	724.86	45.94	106.07	196.82	101.70	—
	viii	Subsidy Payments	1,788,968.61	1,848,511.47	1,829,399.57	1,791,432.58	3,710,245.37	1,203,573.67	584,057.41

	ix	Total Interest Collections	$20,828,277.28	$21,797,483.83	$22,086,771.32	$22,137,566.39	$24,408,993.96	$22,452,394.70	$21,995,673.44
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,322.55	$1,589.06	$6,644.38	$622.46	$(347,871.46)	$(451,635.61)	$(571,480.07)
	ii	Capitalized Interest	13,042,077.42	12,737,831.02	12,364,287.11	13,623,712.97	13,715,550.49	13,476,130.88	14,138,799.11

	iii	Total Non-Cash Interest Adjustments	$13,043,399.97	$12,739,420.08	$12,370,931.49	$13,624,335.43	$13,367,679.03	$13,024,495.27	$13,567,319.04

	Total Student Loan Interest Activity		$33,871,677.25	$34,536,903.91	$34,457,702.81	$35,761,901.82	$37,776,672.99	$35,476,889.97	$35,562,992.48
(=)	Ending Student Loan Portfolio Balance		$1,803,254,707.95	$1,831,014,050.29	$1,867,892,898.21	$1,896,520,631.76	$1,923,032,334.43	$1,949,030,218.26	$1,984,165,719.72
(+)	Interest to be Capitalized		$10,708,337.32	$10,878,085.41	$10,797,247.30	$10,512,015.35	$10,951,363.03	$11,011,504.86	$10,546,659.16

(=)	TOTAL POOL		$1,813,963,045.27	$1,841,892,135.70	$1,878,690,145.51	$1,907,032,647.11	$1,933,983,697.46	$1,960,041,723.12	$1,994,712,378.88

(+)	Reserve Account Balance		$4,534,907.61	$4,604,730.34	$4,696,725.36	$4,767,581.62	$4,834,959.24	$4,900,104.31	$4,986,780.95

(=)	Total Adjusted Pool		$1,818,497,952.88	$1,846,496,866.04	$1,883,386,870.87	$1,911,800,228.73	$1,938,818,656.70	$1,964,941,827.43	$1,999,699,159.83

XIV. 2003-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-03	$2,022,918,031	5.17%
Jun-03	$1,994,712,379	5.18%
Sep-03	$1,960,041,723	5.37%
Dec-03	$1,933,983,697	5.02%
Mar-04	$1,907,032,647	4.82%
Jun-04	$1,878,690,146	4.74%
Sep-04	$1,841,892,136	4.91%
Dec-04	$1,813,963,045	4.81%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.